EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Lexicon United Incorporated, a Nevada corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The annual report on Form 10-K for the fiscal year ended December 31, 2008 (the "Form 10-K") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2009

/s/ Elie Saltoun

Elie Saltoun
Principal Executive Officer and Principal
Accounting Officer

A signed original of this written statement required by Section 906 has been provided to LEXICON UNITED INCORPORATEDand will be retained by LEXICON UNITED INCORPORATED and furnished to the Securities and Exchange Commission or its staff upon request.